EXHIBIT 99.1

WOODHEAD INDUSTRIES REPORTS STRONG 2004 FISCAL FOURTH QUARTER AND FULL YEAR RESULTS

Net Income Up 307% in the Fiscal Fourth Quarter; Up 22% for the Fiscal Year

DEERFIELD, Ill.--November 19, 2004 -- Woodhead Industries, Inc., (Nasdaq: WDHD) today announced financial results for the fourth quarter and full fiscal year ended October 2, 2004. Highlights include:

>>       Revenue increased 19.9% for the quarter and 12.7% for the year

>> Connectivity Segment sales increased 23.8% for the quarter and 16.4% for the year

>> Income from operations increased 22.4% for the quarter and 7.6% for the year

>> Gross margin for the fiscal year improved to 37.7%, up from 36.9% in the prior year

>> Fourth quarter revenues were in line with guidance and net income exceeded expectations due to lower income taxes and exchange rate fluctuations

Philippe Lemaitre, Woodhead Industries' Chairman and Chief Executive Officer, commented, "We are pleased to report a strong finish to fiscal year 2004. Revenues grew at a healthy rate in both our Connectivity and Electrical segments. On the bottom-line, our fourth quarter profitability was significantly enhanced from lower taxes and the strengthening of foreign currencies. We feel we are well positioned to leverage even higher revenues as we head into our 2005 fiscal year and to deliver stronger financial results for our shareholders."

FOURTH QUARTER RESULTS

Revenues for the 2004 fiscal fourth quarter were $53.1 million, up 19.9% compared to $44.3 million in the same quarter last year. Income from operations for the quarter was $2.9 million, up 22.4% over the fiscal fourth quarter of 2003. Net income for the quarter was $3.4 million, or $0.28 per share, compared to $838 thousand, or $0.07 per share, last year. In the 2004 fourth quarter, lower taxes improved net income by $0.07 per share and foreign exchange rate fluctuations, mostly the strengthening of the Canadian dollar, positively affected net income by $0.09 per share.

In the Connectivity Segment, fourth quarter sales increased 23.8% to $39.7 million, versus $32.1 million in the same period last year. Income from operations was $2.0 million, or 5.6% higher than last year. Low operating leverage this quarter was expected and reflects the increased costs associated with the incremental investment in sales, marketing and engineering initiatives to generate future growth.

Fourth quarter sales in the Electrical Segment were $13.4 million compared to $12.2 million during the same period in 2003. Income from operations was $1.5 million versus $1.3 million in the fourth quarter of 2003.

Gross margin in the fourth quarter was 37.7%, a slight decrease from 37.9% last year. Improvement from higher plant utilization was offset by increases in commodity prices and inefficiencies related to the integration of Aero-Motive product into Juarez, Mexico.

Robert Fisher, Vice President Finance and Chief Financial Officer, stated, "True to our 2004 plan, we delivered strong revenue growth in all regions of the world this quarter. In local currencies, Asia was up 80%, Europe was up 22%, and North America was up 10% despite the sale of two Aero-Motive product lines. Our growth initiatives first announced last November are proving successful and will provide even greater value going forward. "

He also commented, "Gross margins and operating margins should improve as revenue continues to increase and our efficiencies get back on track."

FISCAL 2004 RESULTS

Revenues for the 2004 fiscal year were $201.7 million, up 12.7% compared to $179.0 million in 2003. Foreign exchange rate changes were responsible for 5 points of the increase in revenues. Income from operations increased to $9.9 million from $9.2 million last year. For the full year, net income was $8.0 million, or $0.66 per share, up from $6.6 million, or $0.55 per share last year. During the 2004 and 2003 fiscal years there were several unusual items that impacted the Company's earnings. These items are detailed below:

Impact On Earnings Per Share
----------------------------

                                                       2003             2004
                                                       ----             ----
Miscellaneous Income (Foreign Exchange)              $ 0.18           $ 0.08
Income Taxes and Mexican VAT Taxes                    (0.06)            0.08
Sale of AKAPP subsidiary                               0.06               --
Aero-Motive Restructuring                             (0.11)           (0.06)
Aero-Motive Product Line Sales                         0.06             0.10
Change in Retiree Medical                              0.08             0.04

Connectivity Segment sales were $147.0 million in fiscal 2004 versus $126.3 million in 2003, an increase of 16.4%. Income from operations was $4.6 million, compared to $5.1 million last year, as costs associated with our planned growth investments more than offset the increased gross profit from higher revenues.

Electrical Segment sales in fiscal 2004 were $54.7 million and income from operations was $6.6 million compared to sales of $52.7 million and income from operations of $4.8 million during the previous year. Increased revenues and lower restructuring charges accounted for the majority of the income improvement.

The company paid off $5.7 million of long-term debt during 2004 and finished the year with cash on hand of $16.7 million.

OUTLOOK

Philippe Lemaitre explained, "At this time last year, we discussed the implementation of several important sales, marketing, and engineering initiatives that would drive our success in 2004 and beyond. We are happy to report that these initiatives have been effectively implemented and are starting to show their worth. With these initiatives up and running, we are well positioned to realize solid growth going forward. Therefore, our goal in 2005 is to aggressively pursue new product opportunities, while maintaining strong focus on the profitability of our core products."

Lemaitre added, "As fiscal 2005 has begun to unfold, we have already seen signs of solid growth in our businesses, including a $3 million increase in backlog since the end of September. With this encouraging backdrop we expect first half 2005 revenues to be 10% to 12% higher than last year's first half, and we expect first half earnings to be in the range of $0.26 to $0.28 per share. We anticipate second half earnings of approximately $0.51 to $0.55 per share. For the full year 2005 we project revenue will be 12% to 15% higher than 2004."

This press release contains statements that are forward-looking. These statements are based on current expectations that are subject to risks and uncertainties. In particular, such risks include future actions, prospective products, future performance or results of current or anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, general economic and business conditions, competition, and other issues discussed in our Form 10-K and other SEC filings.

CONFERENCE CALL

Woodhead Industries, Inc., will host a conference call today, November 19, 2004, at 11:00 am Eastern Standard Time to discuss performance and financial results for the fiscal fourth quarter and full year. To access a live internet web cast of the conference call, visit the Company's website at www.woodhead.com and select the web cast icon. The dial-in phone number is 800-474-8920 or 719-457-2727. The Access code is 883931. If you are unable to participate during the live web cast, a replay of the call will be available at www.woodhead.com. The replay dial-in phone number is 888-203-1112 or 719-457-0820. The Access code is 883931.

ABOUT WOODHEAD INDUSTRIES, INC.

Woodhead Industries develops, manufactures and markets Network and Electrical Infrastructure products engineered for performance in harsh, demanding, and hazardous industrial environments. We are known in the global industrial market by our recognized brands that include Brad Harrison(R), SST(TM), Daniel Woodhead(R), mPm(R), applicom(R), Aero-Motive(R) and RJ-Lnxx(R). Our expertise ranges from mechanical, electrical, and electronics to communication software products and technologies. Woodhead operates from 21 locations in 10 countries spanning North America, Europe and Asia/Pacific.

For further information, contact Robert Fisher, Vice President Finance and CFO,
(847) 317-2400, email: rfisher@woodhead.com.

                               [TABLES TO FOLLOW]

WOODHEAD INDUSTRIES, INC.  CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

                                                                                 ---------------------------
ASSETS                                                                               10/2/2004    9/27/2003
                                                                                 ---------------------------
CURRENT ASSETS
   Cash and short-term investments                                                    $ 16,709     $ 22,547
   Accounts receivable                                                                  35,759       31,017
   Inventories                                                                          19,106       13,020
   Prepaid expenses                                                                      4,838        4,816
   Refundable income taxes                                                               2,863        2,479
   Deferred income taxes                                                                 3,043        3,390
------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                                                 82,318       77,269
 Property, plant and equipment, net                                                     58,289       60,391
 Goodwill, net                                                                          36,769       32,290
 Deferred income taxes                                                                   2,427        2,584
 Other Assets                                                                            1,151        1,322
------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                         $ 180,954    $ 173,856
------------------------------------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' INVESTMENT
 Current Liabilities
   Accounts payable                                                                    $ 9,423      $ 8,343
   Accrued expenses                                                                     14,427       13,586
   Income taxes payable                                                                  1,272        1,393
  Current portion of long-term debt                                                      5,700        5,700
------------------------------------------------------------------------------------------------------------
 TOTAL CURRENT LIABILITIES                                                              30,822       29,022
 Long-term debt                                                                         25,200       30,900
 Deferred income taxes                                                                   4,575        3,049
 Other liabilities                                                                       2,693        2,435
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                      63,290       65,406

 STOCKHOLDERS' INVESTMENT:
   Common stock at par (shares issued: 12,147 at 10/2/04, 12,011 at 9/27/03)            12,147       12,011
   Additional paid-in capital                                                           20,236       18,578
   Deferred stock compensation                                                            (552)        (773)
   Accumulated other comprehensive income                                                6,832        2,832
   Retained earnings                                                                    79,001       75,802
------------------------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' INVESTMENT                                                   117,664      108,450
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                                      $ 180,954    $ 173,856
------------------------------------------------------------------------------------------------------------

WOODHEAD INDUSTRIES, INC.  CONSOLIDATED INCOME STATEMENT
(Amounts in thousands, except per share data)

                                                 QUARTER ENDED:                   TWELVE MONTHS ENDED:
                                               ---------------------  ---------  ----------------------  ----------
                                               10/2/2004  9/27/2003    % CHANGE  10/2/2004   9/27/2003   % CHANGE
                                               ---------------------  ---------  ----------------------  ----------
NET SALES                                      $ 53,097    $ 44,302      19.9%    $201,735   $ 179,038       12.7%
  Cost of Sales                                  33,077      27,522      20.2%     125,665     112,991       11.2%
                                               ---------------------             ----------------------
GROSS PROFIT                                     20,020      16,780      19.3%      76,070      66,047       15.2%
  % of Net Sales                                   37.7%       37.9%                  37.7%       36.9%
OPERATING EXPENSES                               17,275      13,536      27.6%      65,088      54,790       18.8%
RESTRUCTURING AND OTHER RELATED CHARGES            (112)        910                  1,093       2,065
                                               ---------------------             ----------------------
TOTAL OPERATING EXPENSE                          17,163      14,446      18.8%      66,181      56,855       16.4%
  % of Net Sales                                   32.3%       32.6%                  32.8%       31.8%
INCOME FROM OPERATIONS                            2,857       2,334      22.4%       9,889       9,192        7.6%
                                               ---------------------             ----------------------
  % of Net Sales                                    5.4%        5.3%                   4.9%        5.1%
OTHER EXPENSES
  Interest Expense                                  571         560       2.0%       2,337       2,862      (18.3%)
  Other (Income)/Expenses, Net                   (1,283)       (291)                (2,304)     (2,901)
                                               ---------------------             ----------------------
OTHER (INCOME)/EXPENSES                            (712)        269                     33         (39)
INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS   3,569       2,065      72.8%       9,856       9,231        6.8%
  % of Net Sales                                    6.7%        4.7%                   4.9%        5.2%
PROVISION FOR INCOME TAXES                          155       1,227     (87.4%)      1,818       3,392      (46.4%)
                                               ---------------------             ----------------------
INCOME FROM CONTINUING OPERATIONS               $ 3,414       $ 838     307.4%     $ 8,038     $ 5,839       37.7%
  % of Net Sales                                    6.4%        1.9%                   4.0%        3.3%
                                               ---------------------             ----------------------
DISCONTINUED OPERATIONS
  Income From Discontinued AKAPP Operations
    (Including Gain on Disposal of $725)              -           -                      -         733
  Income Tax Expense                                  -           -                      -           3
                                               ---------------------             ----------------------
INCOME FROM DISCONTINUED OPERATIONS                   -           -                      -         730
                                               ---------------------             ----------------------
NET INCOME                                      $ 3,414       $ 838     307.4%     $ 8,038     $ 6,569       22.4%
  % of Net Sales                                    6.4%        1.9%                   4.0%        3.7%
                                               =====================             ======================

EARNINGS PER SHARE, DILUTED
From continued operations                        $ 0.28      $ 0.07     300.0%      $ 0.66      $ 0.49       34.7%
As reported                                      $ 0.28      $ 0.07     300.0%      $ 0.66      $ 0.55       20.0%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
  Diluted                                        12,205      12,085       1.0%      12,202      11,930        2.3%
                                               =====================             ======================
DIVIDENDS PER SHARE                              $ 0.10      $ 0.09      11.1%      $ 0.40      $ 0.36       11.1%
                                               =====================             ======================

SEGMENT DATA                                     QUARTER ENDED:                  TWELVE MONTHS ENDED:
                                               ---------------------  ---------  ----------------------  ----------
                                               10/2/2004  9/27/2003    % CHANGE  10/2/2004   9/27/2003    % CHANGE
                                               ---------------------  ---------  ----------------------  ----------
Net Sales
---------
CONNECTIVITY                                   $ 39,693    $ 32,060      23.8%    $147,036   $ 126,315       16.4%
ELECTRICAL                                       13,404      12,242       9.5%      54,699      52,723        3.7%
                                               ---------------------             ----------------------
TOTAL                                          $ 53,097    $ 44,302      19.9%    $201,735   $ 179,038       12.7%
                                               =====================             ======================

Income From Operations
----------------------
CONNECTIVITY                                    $ 2,007     $ 1,900       5.6%     $ 4,575     $ 5,098      (10.3%)
ELECTRICAL                                        1,524       1,267      20.3%       6,551       4,772       37.3%
CORPORATE AND OTHER                                (674)       (833)                (1,237)       (678)
                                               ---------------------             ----------------------
TOTAL                                           $ 2,857     $ 2,334      22.4%     $ 9,889     $ 9,192        7.6%
                                               =====================             ======================